Exhibit 99.1

Cingulate Inc. (NASDAQ: CING) Added to Russell 3000E®

CEO Shane Schaffer: Inclusion Demonstrates Continued Growth and Enhanced Visibility Among Institutional Investors

KANSAS CITY, Kan., July 2, 2026 — Cingulate Inc. (NASDAQ: CING), a biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, today announced it has been added to the Russell 3000E® Index.

“Being added to the Russell 3000E® Index is a significant achievement that underscores Cingulate’s continued evolution as a public company,” said Cingulate CEO Shane J. Schaffer. “We believe this inclusion will enhance our visibility with institutional investors, expand market awareness, and further position the company for long-term growth. As we advance CTx-1301, our lead ADHD product candidate, and continue developing our Precision Timed Release™ (PTR™) platform, we remain committed to executing our strategy while creating lasting value for patients and shareholders alike.”

Russell US Indexes serve as leading benchmarks for institutional investors. The modular index construction allows investors to track current and historical market performance by specific market segment or investment style. The Russell 3000E Index measures the performance of approximately 4,000 of the largest investable US equities. All Russell Indexes are fully reconstituted each June to ensure they accurately reflect their targeted market segments and will be subject to semi-annual reconstitution beginning in December 2026.

About Attention Deficit/Hyperactivity Disorder (ADHD)

ADHD is a chronic neurobiological and developmental disorder that affects millions of children and often continues into adulthood. The estimated market size of the US ADHD market is approximately 100 million annual prescriptions. The condition is marked by an ongoing pattern of inattention and/or hyperactivity-impulsivity that interferes with functioning or development. In the U.S., over 20 million patients have been diagnosed with ADHD. Among this group, 12 million are adults and over 8 million are under the age of 17. According to the CDC, just 53.6 percent of all children and teens with ADHD reported they were actively treating their symptoms with medication in 2022, with 65-90 percent demonstrating clinical ADHD symptoms that persist into adulthood. Current market trends demonstrate that adult ADHD prevalence is larger and growing faster than the child and adolescent segments combined.

About CTx-1301

CTx-1301 (dexmethylphenidate HCl) is a once-daily, multi-core tablet utilizing Cingulate’s proprietary Precision Timed Release™ (PTR™) platform to deliver three precisely timed releases of active medication across the day. This design aims to provide rapid onset of effect and entire active-day duration. CTx-1301 is being evaluated for the treatment of ADHD under the FDA’s 505(b)(2) pathway.

About Precision Timed Release™ (PTR™) Platform Technology

Cingulate is developing ADHD and anxiety disorder product candidates capable of achieving true once-daily dosing using Cingulate’s innovative PTR drug delivery platform technology. It incorporates a proprietary Erosion Barrier Layer (EBL) providing control of drug release at precise, pre-defined times with no release of drug prior to the intended release. The EBL technology is enrobed around a drug-containing core to give a tablet-in-tablet dose form. It is designed to erode at a controlled rate until eventually the drug is released from the core tablet. The EBL formulation, Oralogik™, is licensed from BDD Pharma. Cingulate intends to utilize its PTR technology to expand and augment its clinical-stage pipeline by identifying and developing additional product candidates in other therapeutic areas in addition to Anxiety and ADHD where one or more active pharmaceutical ingredients need to be delivered several times a day at specific, predefined time intervals and released in a manner that would offer significant improvement over existing therapies. To see Cingulate’s PTR Platform, click here.

About Cingulate Inc.

Cingulate Inc. (NASDAQ: CING), is a biopharmaceutical company utilizing its proprietary PTR drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of ADHD, Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders. Cingulate is headquartered in Kansas City. For more information, visit Cingulate.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Specifically, these statements include, but are not limited to, the anticipated benefits of the Company’s inclusion in the Russell 3000E® Index, including expectations regarding increased visibility among institutional investors, expanded market awareness, and long-term growth opportunities . These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 18, 2026 and our other filings with the SEC. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor & Media Relations:

Thomas Dalton

Vice President, Corporate and Government Relations, Cingulate

tdalton@cingulate.com

(480) 529-5434